Exhibit 99.1

Elite Pharmaceuticals, Inc. to Host Conference Call to Provide Corporate Update

and Discuss Fiscal Year 2025 Financial Results on July 1, 2025

Financials for Fiscal Year 2025 Ended March 31, 2025

will be released on Monday, June 30, 2025

Northvale, NJ – June 23, 2025: Elite Pharmaceuticals, Inc. (“Elite” or the “Company”) (OTCQB: ELTP), a specialty pharmaceutical company developing niche generic products, announced today that it would release its 2025 year-end financial results on Monday, June 30, 2025. Elite’s management will host a live conference call on Tuesday, July 1st, at 11:30 AM EDT to discuss the company’s financial and operating results and provide a general business update. Stockholders should submit questions to the company before the call.

Date:	July 1, 2025
Time:	11:30 AM EDT
Dial-in numbers:	1-800-346-7359 (domestic)
1-973-528-0008 (international)
Conference number:	98840
Questions:	dianne@elitepharma.com
General questions by 5:00 PM EDT on Friday, June 27, 2025
Financial questions by 7:00 PM EDT on Monday, June 30, 2025
Audio Replay:	https://elite.irpass.com/events_presentations

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company that develops and distributes niche generic products. Elite specializes in developing and manufacturing oral, controlled-release drug products. Elite owns multiple generic products, some of which are licensed to Prasco, LLC and TAGI Pharma. Elite operates a cGMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ. For more information, visit www.elitepharma.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release. Readers are cautioned that such forward-looking statements involve, without limitation, risks, uncertainties and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These forward-looking statements may include statements regarding the expected timing of approval, if at all, of products by the FDA and the actions the FDA may require of Elite in order to obtain such approvals. These forward-looking statements are not guarantees of future action or performance. These risks and other factors are discussed, without limitation, in Elite’s filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q, and 8-K. Elite is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

For Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations, 518-398-6222

Dianne@elitepharma.com

www.elitepharma.com